UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
[Amendment No. 1]

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 28, 2008

SUNWAY GLOBAL INC.
(Exact name of registrant as specified in charter)

Nevada	000-27159	65-0439467
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

Daqing Hi-Tech Industry Development Zone
Daqing, Heilongjiang, Post Code 163316
People’s Republic of China
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 86-459-604-6043

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm

On January 28, 2008, Sunway Global Inc. (the “Company”) notified Samuel H. Wong & Co., LLP (“SWC”) that it was being terminated as the Company’s independent registered public accounting firm. The decision to dismiss SWC as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on January 28, 2008.

The Company engaged SWC from May 31, 2007 through January 28, 2008 (the “Engagement Period”). During the Engagement Period, SWC did not issue any reports on the Company’s financial statements for either of the Company’s two most recent fiscal years that contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Engagement Period, the Company did not have any disagreements with SWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to SWC’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

The Company has provided SWC with a copy of the disclosures in this Form 8-K/A prior to the filing of these disclosures and has requested that SWC furnish a letter addressed to the Securities and Exchange Commission stating whether or not SWC agrees with the statements made herein above and, if not, stating in which respects SWC does not agree. The Company will file an amendment to this Report to file as an exhibit a copy of the requested letter from SWC upon receipt.

New independent registered public accounting firm

On January 28, 2008, the Company’s Board of Directors approved the engagement Albert Wong & Co. as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2007.

During the fiscal year ended December 31, 2007, the Company has not consulted with Albert Wong & Co. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter or event that was the subject of disagreement, as that term is defined in Item 304(a)(1)(v) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

The Company has provided to Albert Wong & Co. a copy of the disclosure required by this Item 4.01, and has provided Albert Wong & Co. the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the Company’s statements made in response to this Item. Albert Wong & Co. has declined to furnish the Company with such a letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWAY GLOBAL INC.

Date: February 20, 2008	By:	/s/ Bo Liu
Name: Bo Liu
President, Chief Executive Officer